Exhibit 10.1

Standard Lease Agreement

Lease Agreement for

Amerx Health Care Corporation

Location:

164/166 Douglas Road E.

Oldsmar, Florida 34677

Property Managed by:

P.O. Box 6271 ● Clearwater ● Florida 33758-6271

Phone (727) 709-9507 ● Email: JRVollmer@Tampabay.RR.Com

Builders And Developers of Industrial Facilities

LEASE

THIS LEASE made and entered into this 13 day of January, 2021, by and between Octavia S. Vollmer Family Trust, dated November 25, 1991, P.O. Box 6271, Clearwater, FL 33758-6271, hereinafter referred to as "Lessor", and Amerx Health Care Corporation, hereinafter referred to as "Lessee".

WITNESSETH:

For and in consideration of the mutual promises and covenants hereinafter contained, the parties have agreed to and do hereby enter into a lease upon the following terms and conditions.

1. Premises

1.1 Lessor is the owner of the property located at 164 Douglas Road East, Oldsmar Florida 34677 (hereinafter sometimes referred to as the “Property”). The subject matter of this lease (Lease) is the 12,000 square feet of the building located thereon, said space being outlined on that floor plan attached as Exhibit “A” (hereinafter sometimes referred to as the “Premises”).

2. Term of Lease

2.1 The term hereof shall be for an initial period of Five (5) years, commencing on May 1, 2021

3. Use of the Premises

3.1 The Premises are being leased to Lessee for the purpose of operating therein a medical supply business. Lessee has inspected the Premises and satisfied itself that the Premises are acceptable, subject to completion of Lessor’s work, if any, for this purpose and represents that its intended use will not violate any federal, state, or local land use regulations or restrictions. Lessee may, upon the express written consent of Lessor which may be withheld in Lessor’s absolute discretion, in addition thereto be granted the right to use the said Premises during the term hereof for other lawful purposes reasonably similar to the aforesaid operation.

3.2 During the term hereof Lessee shall, at its sole expense, observe and comply with all local, state and federal laws, ordinances, statutes and regulations, whether currently in force or subsequently enacted, regulating Lessee’s specific use of the Premises.

3.3 Lessee agrees that the parking provided by Lessor as shown on Exhibit “B” attached hereto is sufficient for Lessee’s needs. Lessee agrees that it will not permit its employees, customers, vendors, or other persons providing products or services to it to park in any areas other than those designated on Exhibit “B”.

3.4 Lessee shall, at its sole expense during the term hereof, at all times perform such maintenance and repair as is necessary to keep the Premises in good working order, condition and repair, except for maintenance and repair to the air conditioning units and structural portions of the Premises, which (together with exterior portions of the building, its roof and the parking lot surfaces) shall be replaced, repaved, repaired and maintained, as appropriate, by Lessor, at Lessor’s sole expense. If Lessor is required to make repairs to structural or exterior portions of the building, its roof, or the parking lot surfaces, or any other portion of the Premises solely by reason of Lessee’s negligent acts or omissions to act, the cost of such repairs shall be deemed additional rent due and payable by Lessee immediately upon demand.

Notwithstanding the foregoing, Lessee shall procure an annual service contract for the maintenance of the heating, ventilation, and air conditioning (“HVAC”) system servicing the Premises (including, but not limited to, cleaning and replacement of filters, repairs of leaks, and adjustment and replacement of belts and hoses). In the event of repairs or replacement exceeding $350.00 per occurrence, Lessor will be responsible for all amounts above $350.00, unless the repairs or replacement are solely attributable, directly or indirectly, to Lessee’s failure to have normal maintenance provided, in which event Lessee shall be solely responsible for the cost of repairs.

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January 26, 2021

3.5 Construction improvements, alterations, changes, or additions to the Premises shall not be commenced by Lessee without the prior written consent of Lessor, which may not be unreasonably withheld. All improvements, alterations, changes, or additions made or placed in or upon the Premises by Lessor or Lessee which, by operation of law would become a part of the real estate, shall immediately upon being made or placed thereon become the property of Lessor and shall remain upon and be surrendered with the Premises as part thereof at the termination, by lapse of time or otherwise, of the term herein granted. Nothing contained herein shall preclude Lessor from requiring Lessee to remove any such improvements, alterations, changes, or additions that Lessee has made at Lessee’s sole cost and expense at the termination, by lapse of time or otherwise, of the term herein granted. Upon notice of Lessor, Lessee shall make such removal and restore the Premises to the same condition as received, reasonable wear and tear excepted. All such improvements, alterations, changes, and additions during the term hereof shall be maintained by Lessee as specified in 3.4 above.

3.6 Lessee shall have no authority to incur, create, or permit, and shall not incur, create, permit, or suffer, any lien for labor or materials or services to attach to the interest or estate of either Lessor or Lessee in the Premises or in the building or other real estate of which the Premises form a part; and neither Lessee, nor any one claiming by, through or under Lessee, shall have any right to file or place any labor or material lien of any kind or character upon the Premises or the real estate of which the Premises form a part. All persons contracting with Lessee directly or indirectly or with any person who in turn is contracting with Lessee for the construction of any improvement, alteration, change or addition to the Premises are hereby charged with notice that as and from the date of this instrument, they must look to Lessee only to secure the payment of any bills or charges or claims for work performed or materials furnished or services rendered during the term hereof. Lessee shall indemnify and hold Lessor harmless and the Premises from any cost, charge, expense or lien arising from or on account of work performed, materials furnished, or services rendered.

4. Rent

4.1 Lessee shall pay to Lessor in lawful money of the United States, without deduction or offset, at the address of Lessor hereinbefore indicated (or such other address as Lessor may provide Lessee) the rent as set forth below:

(a) The following amounts shall be paid in advance on the first day of each month.

1.	$8,500.00	base rent.
2.	300.00	landscape maintenance.
3.	0.00	water, sewer and other utility billings
4.	572.00	sales taxes
5.	$9,372.00	total payment.

(b) Upon the execution hereof the sum of $132,826.80 representing $9,372.00 for the security deposit (paragraph 5) plus $9,372.00 to be applied to the last month of the term and extended term hereof, and the office build out payment as required under Paragraph 4.1 (e) hereof.

(c) Rent for each of the succeeding years, after the first year, shall be adjusted to reflect increases in the Consumer Price Index promulgated by the United States Bureau of Labor Statistics (all commodities index for all cities). If such Consumer Price Index is discontinued the parties hereto shall, by mutual agreement, designate an appropriate substitute index. In no event shall the rent be less than that for the preceding year. The rent adjustment will not be less than two percent (2%) or exceed five percent (5%) per year.

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(d) If Lessee, by reason of its use of the demised Premises or for any reason whatsoever, causes an increase in Lessor’s insurance rates, then Lessee shall compensate Lessor by paying additional rent equal to the increase in Lessor’s insurance cost. The increase in rent will be effective with the next rent payment.

(e) Lessee will pay $107,1420.00 plus applicable Florida Sales Tax for the remaining balance of the existing office buildout. Total build out payment with sales taxes is $114,082.80.

4.2 Lessee shall pay applicable Florida Sales Tax in addition to any rent.

4.3 Lessee shall pay Lessor the actual costs to maintain the lawn and landscaping, currently $300.00 per month, together with applicable sales tax.

4.4 Lessee shall pay Lessor the actual costs for water, sewer, and other utilities billed for by local governments.

4.5 In the event any payment due hereunder is not paid within five (5) calendar days after it becomes due, Lessee shall also be obligated to pay a late charge of ten percent (10%) of said payment. All late charges accruing under this Lease shall be considered additional rent.

4.6 If Lessee fails to pay any charge or assessment required hereby to be paid by it, or to do any act required hereby to be done by it, Lessor may (but shall not be required to) pay said charge or assessment and do said act and the cost thereof to Lessor (including any attorneys’ fees, court and all other costs incurred by Lessor), together with interest on such costs at the maximum rate then permitted by law, from the date of incurrence thereof, shall, upon delivery of notice thereof to Lessee, be immediately due and owing with the next following installment of rent and shall be treated in all respects as rent.

4.7 Lessee shall not for any reason withhold or reduce Lessee’s required payments of rent and other charges provided for in this Lease, it being expressly understood and agreed by the parties that the payment of rent and additional rent is a covenant by Lessee that is independent of the other covenants of the parties hereunder.

5. Security Deposit

5.1 Upon execution of this Lease, Lessee shall pay the sum of $9,372.00 as a refundable security deposit for the lease of the Premises. Lessee agrees that this sum may, at the sole option of the Lessor may be used to pay any charges including unpaid rent and shall not bear interest for the account of Lessee. In the event that the property of which the Premises are part is sold, Lessor may transfer to the purchaser the deposit to be held under the terms of this Lease, and Lessor shall be released from all liability for the return of such deposit to Lessee.

6. Taxes

6.1 Lessor shall pay the annual real property taxes (ad valorem taxes) assessed by the State of Florida and/or any county or city government or any political subdivision thereof with respect to the demised Premises for the calendar year in which this Lease is entered into (hereinafter, the “Base Year”) and a similar amount for each succeeding year of the Lease. In the event of any increase of real property taxes or assessments after the commencement of this Lease payable in respect to the land or improvements of which the Premises are a part over the amount of taxes or assessments for the Base Year, such increase in taxes or assessments shall be paid by Lessee proportionately as the square footage of the demised Premises bears to the total rentable square footage of all buildings subject to the tax notice of which the Premises form a part. Lessee’s proportionate share of the square footage is 100%. Lessor shall notify Lessee of any such increase in taxes and shall indicate in such notice the amount of Lessee’s pro rata share of same and such amount, together with applicable state sales taxes, shall be paid by Lessee within thirty (30) days after Lessee’s receipt of notice.

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6.2 Lessor shall not be required to pay any taxes or assessments of any nature imposed or assessed upon fixtures, equipment, merchandise or other personal property installed in the demised Premises or brought thereon by Lessee or others, but such shall be the obligation of Lessee or others, and Lessee shall promptly pay or cause to be paid all such taxes or assessments as the same become due.

7. Utilities

7.1 Lessee shall pay before delinquency all charges for water, gas, electricity and other utilities supplied to the Premises leased to the Lessee during the term hereof.

8. Personal Property Taxes

8.1 Lessee shall pay at least ten (10) days prior to delinquency all personal property taxes imposed upon its personal property and improvements, if any, located upon the Premises, or any part thereof, which property shall include without limitation all of Lessee’s equipment, fixtures, supplies and the like which Lessee shall at any time bring upon or maintain on the Premises. Upon receipt of written request therefor, Lessee shall deliver to Lessor a receipt or other reasonable evidence of Lessee’s payment of such personal property taxes.

9. Lessee’s Rights and Obligations at Expiration of Term

9.1 At the end of the term of this Lease or upon any default by Lessee hereunder which results in a termination of this Lease, as the case may be, all buildings and other improvements (other than trade fixtures) then situated on the Premises shall be surrendered by Lessee to Lessor, free of the occupancy of any person or party, in the condition required under Paragraph 3.4 hereof, reasonable wear and tear excepted.

9.2 If after termination of this Lease, Lessee fails to remove, pursuant to the foregoing paragraph, any of Lessee’s property, the same shall, at Lessor’s option, be conclusively deemed to be abandoned by Lessee and shall belong to Lessor absolutely without claim or right on the part of Lessee. Any such property so abandoned by Lessee which Lessor elects not to retain on the Premises shall be removed and disposed of by Lessor at Lessee’s expense, which expense shall be payable to Lessor forthwith.

10. Insurance and Casualty

10.1 Lessor shall purchase and maintain in full force and effect throughout the term hereof, fire insurance policy plus extended coverage on physical loss and with broad form coverage as may from time to time be customary, on all buildings and other improvements excluding paving and foundations located on the demised Premises, issued by insurance companies selected by Lessor and naming Lessor as the insured party. The premiums for said insurance shall be paid by Lessor.

10.2 Lessee shall procure and keep in force during the term hereof, without expense to Lessor, $l,000,000 comprehensive public liability and property damage insurance coverage in the name of Lessee (and naming Lessor as an additional insured) against any liability to the public resulting from any occurrence in or about the Premises and any building or improvement thereon to indemnify against the claims of any person or persons for any damage, whether personal or property damage. True copies of said policies or certificates thereof showing the premiums thereon to have been paid) shall be delivered to Lessor promptly upon Lessor’s request therefor. All such policies shall provide that they shall not be cancelable by the insurer without first giving at least thirty (30) days’ notice in writing to Lessor.

10.3 Lessee shall be totally responsible for any and all insurance necessary or required for the property of Lessee moved into the Premises and Lessor shall have no responsibility therefor.

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10.4 If the Premises are, without fault of Lessee, damaged by fire or other casualty to the extent that the entire demised Premises are rendered untenantable and cannot be reasonably rendered in as good a condition as existed prior to the damage within sixty (60) days from the date of such damage, the term of this Lease may be terminated by Lessor or Lessee by giving written notice to the other party within fifteen (15) days of the date of such damage and Lessor shall have no further responsibility or obligation to Lessee except to refund any prepayment of rents not used during the period of actual occupancy. However, if the Premises can be reasonably rendered in as good a condition within sixty (60) days of the date of such damage, then only a proportionate reduction in the rent herein provided for corresponding to the time during which and to the portions of the Premises of which Lessee was deprived shall be made. Lessee agrees that Lessor shall not be responsible or liable for any loss due to business interruption occasioned by such fire, casualty or other cause which renders the Premises untenantable.

10.5 In event of loss or damage to the building, the Premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party, and, to the extent possible without additional cost, each party shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of such insurance, and each party, to the extent permitted for itself and its insurers waives all such insured claims against the other party.

10.6 All insurance policies required to be obtained by Lessee shall waive any right of subrogation against Lessor.

11. Indemnification of Lessor/Lessee

11.1 Except for liability arising out of Lessor’s negligent or intentional act or omission, Lessee shall indemnify and save Lessor harmless against and from all expenses, liabilities, obligations, damages, penalties, claims, accidents, and costs, including attorney’s fees paid, suffered or incurred for death, injury or damage to person or property in whole or in part as a result of any breach of this Lease, negligence, or improper conduct by Lessee or its agents, independent contractors, servants, employees or licensees. Lessee shall at its sole expense (including without limitation all attorney’s fees, court and other costs of defense), defend against, indemnify and save harmless Lessor from and against all liabilities and claims for damages by reason of any injury however caused to any person or persons or property (including without limitation any property of Lessee) of any kind or in any way connected with the premises or the currently existing or hereafter installed sidewalks, streets, alleys, parking lots, building, improvements and premises adjacent thereto or the use or occupancy thereof during the term. Without limiting the generality of the foregoing, it is agreed that Lessor shall under no circumstances be responsible for or liable to Lessee for any loss, cost or damages, consequential or otherwise, to Lessee or other person or persons occasioned by or arising from any alleged act or failure to act on the part of Lessor other than for Lessor’s intentional or negligent conduct.

12. Assignment or Sub-Lease

12.l Lessee shall not assign or sub-lease the Premises or any portion thereof without Lessor’s consent, which shall not be unreasonably withheld

12.2 Lessor may sell, assign or hypothecate the Lessor’s interest in the demised Premises under this lease, provided only that Lessee shall be notified thereof in writing within a reasonable time thereafter.

13. Default

13.1 Failure of Lessee to pay the rent or any other sums of money due hereunder to Lessor within five (5) days after the same shall be due shall constitute a default hereof. Failure of Lessee to perform any of the other covenants, conditions or other provisions herein contained on the part of Lessee to be performed that continues thirty (30) calendar days after notice thereof has been given to Lessee, or in the event Lessee files a voluntary petition in bankruptcy, or shall be the subject of an involuntary petition in bankruptcy, or if Lessee shall assign its assets, or if a receiver shall be appointed for the property of Lessee, it shall also constitute a default hereof. In the event of default, Lessor shall have all remedies allowed Lessors of commercial real estate under Florida law and may do any one or more or all of the following:

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(a) Declare without notice the balance of the rent through the remainder of the term and all amounts due hereunder immediately due and payable and upon such declaration the same shall be due and payable immediately;

(b) Terminate this Lease and reenter into and upon the Premises without prejudice, however, to Lessor’s right of action for arrears of rent and breach of covenant;

(c) Terminate Lessee’s possession of the Premises and re-take and re-let the Premises for the benefit of Lessee upon such terms as Lessor may from time to time elect, applying the net proceeds received from any re-letting toward Lessee’s obligations hereunder. Lessee shall be liable for any costs of re-letting as well as any difference between the amount received upon re-letting and the amount contemplated to be paid under this Lease; however, in no event shall Lessee be entitled to payment if a re-letting results in an increase in rents received by Lessor.

13.2 Acceptance by Lessor of any rent after the same has become due and payable shall not constitute a waiver by Lessor of any rights which Lessor may have under the terms of this Lease in the event of a default with respect to any subsequent payment of rent. Lessor’s rights and remedies under this Lease shall be cumulative and shall not be exhausted by one exercise thereof and shall not exclude any other rights and remedies authorized, provided or permitted by law. No failure or omission on the part of Lessor promptly to exercise or insist upon any of its rights hereunder shall operate as a waiver of any such rights; and no waiver on the part of Lessor of any breach or default or lack of prompt and complete performance or compliance by Lessee hereunder shall operate as a waiver of any subsequent breach or default or lack of prompt performance or compliance.

13.3 Lessor shall have a security interest and first lien paramount to all others on all rights and interests of Lessee in and to this Lease, on any improvement on or hereafter placed on the demised Premises, and on all furnishings, equipment, fixtures, and personal property of any kind belonging to Lessee or Lessee’s equity therein on the demised Premises. The security interest and lien are granted for the purpose of securing payment of rents, taxes, assessments, charges, liens, penalties and damages and of securing the performance of all of Lessee’s obligations under this Lease.

14. Eminent Domain

14.1 If all or any part of the Premises, or the parking or storage areas related thereto, shall be appropriated by any local, state or federal government or any agency or division thereof, whether such appropriation be by agreement or by suit, this Lease shall terminate as to the part so taken on the day when Lessee is required to yield possession thereof and Lessor shall make such repairs and alterations as may be necessary in order to restore the part not so taken to useful condition; and the rental hereunder shall be reduced equitably as to the portion of the Premises so taken. Either party shall have the option to terminate this Lease if twenty-five percent (25%) or more of the Premises is taken so as to substantially impair the usefulness of the Premises for the purposes for which the same are hereby leased. The option to terminate shall expire thirty (30) days after the date when Lessee is required to yield possession.

14.2 In the event of any such appropriation, Lessee shall be entitled to any compensation awarded by any said governmental agency (or any division thereof) for any one or more of the following:

(a) Loss of business;

(b) Cost of removal of stock and fixtures.

(c) Any and all other compensation awarded for any such appropriation shall belong to and be the sole property of Lessor.

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15. Right to Inspect and Repair

15.1 Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption to Lessee’s business, however occurring.

15.2 Any repairs performed by Lessor or its agents, employees, or independent contractors which are necessary due to the acts or omissions of Lessee or its agents, employees, or independent contractors, whether during the term of this lease or after termination, shall be billed to Lessee at prevailing contractor’s rates. Lessee shall pay for said repairs within ten (10) day of receipt of billing for same.

16. Right to Show Premises

16.1 Lessor may show the Premises to prospective purchasers and mortgagees; and, during the twelve (12) months prior to termination of this Lease, to prospective Lessees, during business hours on reasonable notice to Lessee.

17. Personal Liability

17.1 Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease and that Lessee shall look solely to the equity of Lessor in the demised Premises for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever. Lessor shall not be liable or responsible for any loss or damage to any property or the death or injury to any person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, war, insurrection, terrorist act, court order, requisition of governmental authority, or any other matter beyond Lessor’s control.

18. Notices

18.1 Notices, requests, demands and documents required or desired to be given hereunder shall be in writing and delivered personally; by deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested; or by nationally recognized overnight delivery service. If delivered personally, delivery shall be conclusively deemed effected at such time. If delivered by certified or registered mail, or by overnight delivery service, delivery shall be conclusively deemed effected on the date the return receipt is signed for or refused by addressee, or receipt is confirmed by the delivery service. Until further notice from either party addressed in writing to the other party, the addresses for notice are:

To Lessor:	John Vollmer Vollmer Corporation P.O. Box 6271 Clearwater, Florida 33758-6271

To Lessee:	Justice Anderson Amerx Health Care Corp 1300 S Highland Ave Clearwater, FL 33756

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19. General Provisions

19.1 Any holding over after the expiration of the term, with the express or implied consent of Lessor shall be construed to be a tenancy from month to month only, at 1.5 times the rental per month as paid during the last month of the term and upon all other terms and conditions as are herein set forth.

19.2 Time is of the essence of this Lease. No course of dealings between Lessor and Lessee, nor any failure, neglect or delay by either party in exercising any rights or rights hereunder, shall operate as a waiver, forfeiture or abandonment or any other right or rights provided herein except only to the extent expressly waived in writing.

19.3 The title or captions of the paragraphs of this Lease are for reference purposes only and have no effect upon the construction or interpretation of any part thereof. The use herein of the singular number includes the plural, and vice versa, and the use herein of the neuter gender includes the masculine and the feminine and vice versa, whenever and wherever the context so requires.

19.4 Lessor covenants, warrants and represents to Lessee that Lessor has lawful title to the land of which the Premises is a part, the right to make this lease for the term hereof and that Lessor will put Lessee into complete and exclusive possession of the Premises (except as herein otherwise provided). Lessor further covenants that if Lessee shall pay the rental and perform all the covenants and provisions of this Lease to be performed by Lessee, Lessee shall during the term freely, peaceably, and quietly occupy and enjoy the full possession of the Premises (except as herein otherwise provided) and the tenements, hereditaments, and appurtenances thereto belonging and the rights and privileges herein granted without molestation or hindrance, subject nevertheless to all of the terms and conditions hereof.

19.5 This Lease sets forth the entire understanding of the parties hereto with respect to all matters referred to herein and the provisions hereof may not be changed or modified except by an instrument in writing signed by all parties hereto.

19.6 Lessor shall be entitled to recover its costs and reasonable attorney’s fees relating to any litigation for the recovery of unpaid rent or possession of the premises. For any other claims arising between the parties, each prevailing party shall be entitled to recover its costs and reasonable attorney’s fees. Because this Lease is entered into and concerns premises located in Pinellas County, Florida, the parties agree that Florida law shall govern all controversies and venue for any action shall be in Pinellas County, Florida. The parties waive their right to bring or remove an action to federal court by reason of diversity jurisdiction. The parties specifically waive their right to trial by jury.

19.7 This lease may not be recorded by Lessee without the express written consent of Lessor.

19.8 Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities may present health risks to persons exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

20. Indemnification For Environmental Damage And Hazardous Waste Disposal

20.1 Lessee, in consideration of Lessor's agreement to execute this Lease, hereby agrees to indemnify, reimburse, defend and hold harmless the Lessor for, from and against all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, expenses, fees and disbursements asserted against, imposed on or incurred by Lessor, directly or indirectly, pursuant to or in connection with the application of any Environmental Law for acts or omissions caused by Lessee and occurring during Lessee's occupancy of the Premises pursuant to this Lease. For the purpose of this indemnification, "Environmental Law" shall mean any federal, state, local or foreign statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law relating to nuisance or trespass, and any law or regulation relating to emissions discharges, releases or threatened release of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or wastes.

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21. Broker

21.1 Lessee and Lessor represent and warrant one to the other that the only Real Estate Broker involved was Jenkins Property Advisors, Inc., in this transaction, and Lessee and Lessor agree to indemnify and hold each other harmless from any and all claims of any other brokers arising out of or in connection with the negotiations of or the entering into this Lease by Lessee and Lessor.

22. Subordination Agreement

22.1 This Lease is subject and subordinate to any mortgages or deeds of trust that are now affecting or existing upon the Premises or the property of which the Premises are a part or that any owner of the Premises may in the future elect to place on the Premises, and to all advances already made or that may in the future be made on account of any such mortgage. Lessee shall, upon request, execute subordination agreements or other instruments as required by any mortgagee of Lessor. Failure or refusal of Lessee to execute said instruments within fifteen (15) days after notice by Lessor shall constitute a material breach of this Lease.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

For Octavia S. Vollmer Family Trust as Lessor

/s/ Regina Anderson	By: /s/ John Vollmer
(Signature of Witness)	John Vollmer
Trustee - Octavia S. Vollmer Family Trust
/s/ George Borak	UTD 11/25/91
(Signature of Witness)

For Amerx Health Care Corporation as Lessee

/s/ George Borak	By: /s/ James B Anderson
(Signature of Witness)	(Signature of Lessee)

/s/ Penny Martaus	James B Anderson, CFO, VP Operations-Amerx
(Signature of Witness)	(Print Name of Signatory)

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